UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, William F. Ciambrone informed Sarepta Therapeutics, Inc. (the “Company”) of his resignation from his position as the Company’s Executive Vice President, Technical Operations, effective as of December 31, 2022. The Company and Mr. Ciambrone entered into a Separation and Consulting Agreement and General Release (the “Agreement”), dated as of November 2, 2022, pursuant to which Mr. Ciambrone will remain a consultant to the Company through the second quarter of 2023. Pursuant to the terms of the Agreement, the outstanding equity awards issued to Mr. Ciambrone as of December 31, 2022 will continue to vest through the period in which Mr. Ciambrone continues to provide consulting services to the Company. The Company has also agreed to provide Mr. Ciambrone with a 2022 annual incentive bonus payment, based on the bonus percentage determined by the Company’s board of directors (the “Board”), and will pay the cost of Mr. Ciambrone’s benefits continuation coverage under COBRA through the end of the consulting period. In addition, the Company has agreed to pay Mr. Ciambrone a consulting fee of $500 per hour for the consulting services that he provides. Mr. Ciambrone’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, policies or procedures. The Company thanks Mr. Ciambrone for his substantial contributions during a transformational period for the Company and wishes him well.

On October 31, 2022, the Board appointed Bilal Arif, the Company’s Senior Vice President, Strategy and Operations, as the Company’s Chief Technical Operations Officer, effective as of December 31, 2022 and upon Mr. Ciambrone’s retirement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: November 2, 2022	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer